UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): July 28, 2005
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1308 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Finisar Corporation (“Finisar”) amends and supplements the Form 8-K Report dated July 28, 2005, filed with the Securities and Exchange Commission on August 2, 2005, to add disclosure under Item 5.02(d).
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On July 28, 2005, Robert N. Stephens and Dominique Trempont were elected to the Board of Directors of Finisar Corporation (“Finisar”), with such election to be effective as of August 31, 2005, the date of next meeting of the Board of Directors of Finisar. At the meeting of Finisar’s Board of Directors held on August 31, 2005, the Board of Directors appointed Mr. Trempont to the Audit Committee and Mr. Stephens to the Compensation Committee and the Nominating and Corporate Governance Committee. Additionally, the Board of Directors determined that Mr. Trempont is to serve as a Class III director, and he will stand for election at Finisar’s 2005 annual meeting of stockholders. Mr. Stephens is to serve as a Class II director, and his term will expire on the date of Finisar’s 2007 annual meeting of stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 7, 2005

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

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